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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                        UNDER SECTION 13 or 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported) October 21, 1997
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                         OAK HILL SPORTSWEAR CORPORATION
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             (Exact Name of Registrant as Specified in its Charter)


         NEW YORK                          0-5613               13-2625545
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(State or Other Jurisdiction            (Commission          (I.R.S. Employer
     of Incorporation)                  File Number)        Identification No.)


                     1411 BROADWAY, NEW YORK, NEW YORK 10018
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               (Address of principal executive offices) (Zip Code)


                                 (212) 789-8900
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              (Registrant's telephone number, including area code)


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           Former Name or Former Address, if Changed Since Last Report



                                     * * * *





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Item 2.  Acquisition or Disposition of Assets.

         (a) Oak Hill Sportswear Corporation, the Registrant, acquired 100% of the outstanding shares of Watkins Contracting, Inc. ("WCI") from Greg S. Watkins and Daren J. Barone on October 21, 1997. The total consideration consisted of
(a) $3,600,000 in cash, using cash on hand, (b) 400,000 shares of restricted common stock of the Registrant, and (c) rights entitling each of Mr. Watkins and Mr. Barone to sell back to the Registrant, at $5.00 per share, up to (x) 25,000 shares of such common stock per quarter, starting April 1, 1999, if WCI earns in excess of $2,700,000 in pretax income (as defined in the Rights Agreements referred to below) during 1998, and (y) an additional 25,000 shares of such common stock per quarter, starting April 1, 2000, if WCI earns in excess of $2,700,000 pretax income (as defined therein) during 1999. Rights Agreements, dated October 21, 1997, between Mr. Watkins and the Registrant and between Mr. Barone and the Registrant, and Employment Agreements, dated October 21, 1997, between Mr. Watkins and WCI and Mr. Barone and WCI, were executed pursuant to the Stock Purchase Agreement, dated October 21, 1997, between the Registrant, as buyer, and Mr. Watkins and Mr. Barone, as sellers, pursuant to which said acquisition was consummated. Said Employment Agreements entitle Mr. Watkins and Mr. Barone to each receive from WCI a salary, until December 31, 2000, at the rate of $180,000 a year, incentive compensation equal to 5% of the pretax income (as defined in the Employment Agreements) of WCI above $2,700,000, and additional incentive compensation equal to 2.5% of the pretax income of WCI above the greater of $2,700,000 or WCI's prior year's pretax income (as defined therein). There was no material relationship between either Mr. Watkins, Mr. Barone or WCI and the Registrant or any of its affiliates, or any director or officer of the Registrant, or any associate of any such director or officer, and the consideration in the transaction was determined by arms' length negotiations.

         (b) WCI, prior to the acquisition described above, provided asbestos abatement, hazardous materials and soil remediation, and demolition services, primarily in California, to commercial and governmental clients. The Registrant plans for WCI to use the operations and assets it acquired, through said acquisition, in such business.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (a) Financial Statements of Businesses Acquired. See, Table of Contents to Financial Statements included in Exhibit 99.1, filed herewith.

         (b) Pro Forma Financial Information. Pro forma financial information for the transaction described in answer to Item 2, above, is not included in this initial report on Form 8-K and will be filed as Exhibit 99.2 thereto, by amendment thereto, on or before January 5, 1998, a date not later than 60 days after the date on which the initial report is required to be filed.




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         (c)  Exhibits.

         Exhibit 2.1 - Stock Purchase Agreement, dated October 21, 1997, between Oak Hill Sportswear Corporation, as Buyer, and Greg S. Watkins and Daren J. Barone, as Sellers, together with a list identifying the contents of items in a Disclosure Letter provided for in said Agreement pertaining to certain provisions thereof. Said Disclosure Letter has not been filed as an Exhibit herewith by the Registrant, and it undertakes to furnish supplementally to the Securities and Exchange Commission on request a copy of any non-filed Disclosure Letter item.

         Exhibit 2.2 - Rights Agreement, dated October 21, 1997, between Oak Hill Sportswear Corporation and Greg S. Watkins.

         Exhibit 2.3- Rights Agreement, dated October 21, 1997, between Oak Hill Sportswear Corporation and Daren J. Barone.

         Exhibit 2.4- Employment Agreement, dated October 21, 1997, between Watkins Contracting, Inc. (a wholly-owned subsidiary of the Registrant since October 21, 1997) and Greg S. Watkins.

         Exhibit 2.5 - Employment Agreement, dated October 21, 1997, between Watkins Contracting, Inc. and Daren J. Barone.

         Exhibit 99.1 - Financial Statements: Balance sheets and statements of income, changes in stockholders' equity, and cash flow of Watkins Contracting, Inc. as of and for its fiscal years ended June 30, 1996, and June 30, 1997, with a report of audit thereon of Shilling and Hinzman and Table of Contents to Financial Statements.

         Exhibit 99.2 - Pro Forma Financial Information: to be filed by amendment.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        Oak Hill Sportswear Corporation
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                                                  Registrant


Date: October 30, 1997           By  /s/    Arthur L. Asch
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                                       Arthur L. Asch, Chairman of the Board